UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 1, 2008
Date of Report (Date of earliest event reported)
AMH HOLDINGS, LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-115543 (Commission File Number)	16-1693178 (IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On April 1, 2008, Associated Materials, LLC (the “Company”), which is an indirect subsidiary of AMH Holdings, LLC, amended its employment agreements with Mr. Thomas N. Chieffe, President and Chief Executive Officer and Mr. Robert M. Franco, President — Supply Centers. Further, the Company entered into employment agreements with Mr. Warren J. Arthur, Senior Vice President — Operations and Ms. Cynthia L. Sobe, Vice President — Chief Financial Officer, Treasurer and Secretary. The material terms of these employment agreements are summarized below.
With respect to Mr. Chieffe’s amended employment agreement, the initial term of the employment agreement is two years beginning on April 1, 2008 and will be automatically extended for one year thereafter unless the Company gives Mr. Chieffe notice not to extend the employment agreement. The employment agreement provides for a base salary of $550,000 per year, subject to annual review, and allows Mr. Chieffe to be eligible to earn an annual incentive bonus calculated as a specified percentage of his base salary contingent upon the achievement of defined EBITDA hurdles with respect to each calendar year. The amended employment agreement replaces Mr. Chieffe’s initial performance-based bonus with a special retention incentive bonus of $1.5 million, payable in three equal annual installments commencing on October 1, 2008. The payment of the special retention incentive bonus shall cease if Mr. Chieffe’s employment has been terminated by the Company for cause or in the event Mr. Chieffe voluntarily resigns. Further, the amended employment agreement replaces Mr. Chieffe’s long-term performance-based and transaction bonuses with the right to participate in stock option plans established by AMH Holdings II, Inc. (“AMH II”), the Company’s indirect parent company.
The employment agreement provides that if Mr. Chieffe’s employment is involuntarily terminated by the Company without cause, he will be entitled to the following severance compensation: (1) severance equal to his base salary immediately prior to the date of termination of his employment for 24 months, (2) continued medical and dental benefits consistent with the terms in effect for active employees of the Company for 24 months, subject to reduction to the extent comparable benefits are actually received by Mr. Chieffe from another employer during this period, and (3) a pro rata portion of any annual incentive bonus payable for the year of termination. The employment agreement also provides that if Mr. Chieffe’s employment is involuntarily terminated by the Company without cause or if Mr. Chieffe elects to resign upon the occurrence of certain specified events, in each case, within two years following a change in control, Mr. Chieffe will be entitled to the following severance compensation and benefits: (1) two times Mr. Chieffe’s base salary, (2) two times Mr. Chieffe’s annual incentive pay (equal to the highest amount of incentive pay earned in any year during the preceding three years), (3) if the termination occurs after June 30 in any year, a prorated portion of his annual incentive pay for that calendar year, (4) for a period of 24 months, medical and dental insurance benefits consistent with the terms in effect for active employees of the Company during this period, subject to reduction to the extent comparable benefits are actually received by Mr. Chieffe from another employer during this period, and (5) the cost of employee outplacement services equal to $30,000. The employment agreement includes non-competition, non-solicitation, confidentiality and other restrictive covenants.
With respect to the employment agreements with Mr. Franco, Mr. Arthur, and Ms. Sobe, the agreements provide for a base salary, subject to annual review, eligibility to earn an annual incentive bonus calculated as a specified percentage of their base salary contingent upon the achievement of defined EBITDA hurdles with respect to each calendar year, and allows for the participation in stock option plans established by AMH II.
The employment agreements provide that if their employment is involuntarily terminated by the Company without cause, they will be entitled to the following severance compensation: (1) severance equal to their base salary immediately prior to the date of termination of employment for twelve months, or in the case of Mr. Franco the longer of twelve months or the remaining employment term (“Severance Period”), (2) continued medical and dental benefits consistent with the terms in effect for active employees of the Company over the for the Severance Period, subject to reduction to the extent comparable benefits are actually received from another employer during this period, and (3) a pro rata portion of any annual incentive bonus payable for the year of termination. The employment agreements also provide that if their employment is involuntarily terminated by the Company without cause or if they elect to resign upon the occurrence of certain specified events, in each case, within two years following a change in control, they will be entitled to the following severance compensation and benefits: (1) two times their base salary, (2) two times their annual incentive pay (equal to the highest amount of incentive pay earned in any year during the preceding three years), (3) if the termination occurs after June 30 in any year, a prorated portion of their annual incentive pay for that calendar year, (4) for a period of 24 months, medical and dental insurance benefits consistent with the terms in effect for active employees of the Company during this period, subject to reduction to the extent comparable benefits are actually received by from another employer during this period, and (5) the cost of employee outplacement services equal to $30,000. The employment agreements include non-competition, non-solicitation, confidentiality and other restrictive covenants.
A copy of the employment agreements are attached as exhibits hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document

10.1	Amended and Restated Employment Agreement, dated as of April 1, 2008, by and between Associated Materials, LLC and Thomas N. Chieffe.

10.2	Amended and Restated Employment Agreement, dated as of April 1, 2008, by and between Associated Materials, LLC and Robert M. Franco.

10.3	Employment Agreement, dated as of April 1, 2008, by and between Associated Materials, LLC and Warren J. Arthur.

10.4	Employment Agreement, dated as of April 1, 2008, by and between Associated Materials, LLC and Cynthia L. Sobe.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, LLC
DATE: April 4, 2008	By:	/s/ Cynthia L. Sobe
Cynthia L. Sobe
Vice President --Chief Financial Officer, Treasurer and Secretary

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